UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2012

SCG FINANCIAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-54339 (Commission File Number)	27-4452594 (I.R.S. Employer Identification Number)

615 N. Wabash Ave. Chicago, IL (Address of principal executive offices)		60611 (Zip code)
(312) 784-3960 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On November 20, 2012, SCG Financial Acquisition Corp., a Delaware corporation (“SCG”), consented to the transfer of fifty percent (50%) of the equity interests of SCG Financial Holdings LLC, an Illinois limited liability company and the sponsor of SCG (“Sponsor”), to 2012 DOOH Investments LLC, an Illinois limited liability company (“Buyer”), an entity ultimately controlled by Donald R. Wilson, Jr. SCG further consented to Buyer having the right to vote fifty percent (50%) of the shares of SCG’s common stock, par value $0.0001 per share, owned by Sponsor.

In connection with the purchase by Buyer described above, Buyer executed a Joinder to that certain Letter Agreement re: Initial Public Offering, dated April 12, 2011, among SCG, Gregory H. Sachs, not individually but as Trustee of the Gregory H. Sachs Revocable Trust, Under Declaration of Trust Dated April 24, 1998, as Amended and Restated, Gerald M. Sachs, not individually but as Trustee of the 2011 Sachs Family Trust, Gregory H. Sachs, individually, Michelle Sibley, Loren Buck, Michael Wallach and Kenneth Leonard (the “Joinder”). A copy of the Joinder is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report, including the Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

99.1*	Joinder to Letter Agreement re: Initial Public Offering, dated November 20, 2012

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 21, 2012	SCG FINANCIAL ACQUISITION CORP.

	By:	/s/ Gregory H. Sachs
Name: Gregory H. Sachs
Title: Chairman, President and Chief Executive Officer